UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________
Date of Report (Date of earliest event reported):
February 19, 2010 (February 12, 2010)
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MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)
777 Post Oak Boulevard, Suite 910

Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 12, 2010, the Company entered into an Amended and Restated Credit Agreement (the “Restated Credit Agreement”) by and among the Company, Bank of Montreal, as Administrative Agent, Capital One, N.A. as Syndication Agent, BMO Capital Markets and Capital One, N.A., as Co-Arrangers and Joint Bookrunner, and the lenders party thereto.  The Restated Credit Agreement amended and restated, in its entirety, that certain Credit Agreement dated November 23, 2009, as amended, among the Company, the lenders party thereto and Bank of Montreal, as administrative agent.

The Restated Credit Agreement provides for an asset-based, senior secured revolving credit facility (the “Revolving Facility”) maturing November 23, 2012, with an initial borrowing base of $70 million.  The Revolving Facility is governed by a semi-annual borrowing base redetermination derived from the Company’s proved crude oil and natural gas reserves, and based on such redeterminations, the borrowing base may be decreased or may be increased up to a maximum commitment level of $150 million.

The borrowing base, which is subject to periodic redeterminations commencing April 1, 2010, initially consists of a $60 million tranche and a $10 million tranche.  The latter tranche must be less than or equal to $9 million, $7 million and $4 million on the three, six and nine month anniversaries, respectively, of the execution of the Restated Credit Agreement and such tranche terminates entirely on the first anniversary of the execution of the Restated Credit Agreement.  Subject to certain exceptions, any equity raised by the Company must be used to repay the $10 million tranche.

The terms of the Restated Credit Agreement provide that the Revolving Facility may be used for loans and, subject to a $5,000,000 sublimit, letters of credit.  The Company used the initial advance under the Revolving Facility to finance its recent acquisition of the assets of Triad Energy Corporation and certain of its affiliates, as described in greater detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 16, 2010 and the Press Release filed as Exhibit 99.1 thereto.  The Restated Credit Agreement has a commitment fee, which ranges between 0.5% and 0.75%, based on the unused portion of the borrowing base under the Revolving Facility.

Borrowings under the Revolving Facility will, at the Company’s election, bear interest at either:

•           an alternate base rate (“ABR”) equal to the higher of (A) Bank of Montreal’s base rate, (B) the Federal Funds Effective Rate plus 0.5% per annum and (C) the LIBO Rate for a one month interest period on such day plus 1.0%; or

•           the adjusted LIBO Rate, which is the rate stated on Reuters BBA Libor Rates C2BORO1 market for one, two, three, six or twelve months, as adjusted for statutory reserve requirements for eurocurrency liabilities, plus, in each of the cases described in clauses (i) and (ii) above, an applicable margin ranging from 3.50% to 6.50% for ABR loans and from 4.50% to 7.50% for adjusted LIBO Rate loans until the earlier of the repayment of the $10 million tranche or the first anniversary and thereafter an applicable margin ranging from 1.50% to 2.50% for ABR loans and from 2.50% ro 3.5% for adjusted LIBO Rate loans.

If an event of default occurs and is continuing, the lenders may increase the interest rate then in effect by an additional 2% per annum plus the rate applicable to ABR loans.

The Restated Credit Agreement contains negative covenants that, among others things, restrict the ability of the Company to, with certain exceptions:  (1) incur indebtedness; (2) grant liens; (3) make certain payments; (4) change the nature of its business; (5) dispose of all or substantially all of its assets or enter into mergers, consolidations or similar transactions; (6) make investments, loans or advances; (7) pay cash dividends, unless certain conditions are met, and subject to a “basket” of $2,500,000 per year available for payment of dividends on preferred stock; and (8) enter into transactions with affiliates.  The Restated Credit Agreement also requires the Company to satisfy certain affirmative financial covenants, including maintaining (1) an EBITDAX to interest ratio of not less than 2.5 to 1.0; (2) a debt to EBITDAX ratio of not more than (a) 4.5 to 1.0 for the fiscal quarters ending March 31, 2010, June 30, 2010 and September 30, 2010 and (b) 4.0 to 1.0 for each fiscal quarter ending thereafter; and (3) a ratio of consolidated current assets to consolidated current liabilities of not less than 1.0 to 1.0.  The Company is also required to enter into certain commodity hedging agreements pursuant to the terms of the Restated Credit Agreement.

The obligations of the Company under the Restated Credit Agreement may be accelerated upon the occurrence of an Event of Default (as such term is defined in the Restated Credit Agreement).  Events of default include customary events for a financing agreement of this type, including, without limitation, payment defaults, defaults in the performance of affirmative or negative covenants, the inaccuracy of representations or warranties, bankruptcy or related defaults, defaults relating to judgments and the occurrence of a Change in Control (as such term is defined in the Restated Credit Agreement).

Subject to certain permitted liens, the Company’s obligations under the Restated Credit Agreement have been secured by the grant of a first priority lien on no less than 80% of the value of the proved oil and gas properties of the Company and its subsidiaries, including 90% of the total value of the oil and gas properties of the Company and its subsidiaries that are categorized as “Proved Reserves” that are both “Developed” and “Producing” as such terms are defined in the Definitions for Oil and Gas Reserves as promulgated by the Society of Petroleum Engineers.

In connection with the Restated Credit Agreement, the Company and its subsidiaries also entered into certain customary ancillary agreements and arrangements, which, among other things, provide that the indebtedness, obligations and liabilities of the Company arising under or in connection with the Restated Credit Agreement are unconditionally guaranteed by the Company and most of its subsidiaries.

The foregoing description of the Restated Credit Agreement is qualified in its entirety by reference to the agreement, which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated as of February 12, 2010, by and among the Company, Bank of Montreal, as Administrative Agent, Capital One, N.A. as Syndication Agent, BMO Capital Markets and Capital One, N.A., as Co-Arrangers and Joint Bookrunner, and the lenders party thereto

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: February 19, 2010	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Credit Agreement, dated as of February 12, 2010, by and among the Company, Bank of Montreal, as Administrative Agent, Capital One, N.A. as Syndication Agent, BMO Capital Markets and Capital One, N.A., as Co-Arrangers and Joint Bookrunner, and the lenders party thereto